PIONEER FINANCIAL SERVICES, INC.
P           Proxy Solicited on Behalf of the Board of Directors of
                Pioneer Financial Services, Inc. for a Special Meeting
R               of Stockholders to be held on __________, 1997
                            at 10:00 a.m. local time

O
        The undersigned Stockholder of Pioneer Financial Services, Inc. ("PFS")
X       hereby   appoints ________ and __________, and each of them, the
        lawful attorneys and proxies of the undersigned, with full powers of
Y       substitution, to vote all shares of Common Stock, $1.00 par value per share, of PFS (the "PFS Common Stock") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on _____________, and any adjournments thereof.
                                                        ______________
                                                       | SEE REVERSE |
       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      |    SIDE     |
                                                       |_____________|





    Please mark
/X/ votes as in
    this example.


    The PFS Board of Directors recommends that the stockholders of PFS vote FOR the authorization and adoption of the
    Merger Agreement (as defined below) and the transactions contemplated thereby (including, without limitation, the Merger (as defined below)).  In the absence of specific instructions, proxies will be voted for the authorization and adoption of the Merger Agreement and the transactions contemplated thereby (including without limitation, the Merger) and in the discretion of the proxy holders as to any other matters.

                                                                                              FOR   AGAINST  ABSTAIN
    1.  Approval of the Agreement and Plan of Merger, dated as of December 15, 1996
       (the "Merger Agreement"), by and between PFS, Rock Acquisition Company and Conseco,
       Inc., an Indiana corporation ("Conseco"), and the transactions contemplated thereby
       (including, without limitation, the Merger) pursuant to which, among other things,
       (i) PFS will be merged with and into Rock Acquisition Company (the "Merger"), with
       PFS surviving the Merger as a wholly owned subsidiary of Conseco, and (ii) each outstanding share of PFS Common Stock (other than shares of PFS Common Stock held as treasury shares by PFS) shall be converted into the right to receive the Merger
       Consideration (as defined in the Merger Agreement).

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                                                MARK HERE
                                                               FOR ADDRESS    /  /
                                                                CHANGE AND
                                                               NOTE AT LEFT

                                        Note:  Please sign exactly as name appears hereon.  Joint
                                        owners should each sign.  When signing as attorney,
                                        executor, administrator, trustee or guardian, please give
                                        full title as such.


Signature:                                     Date:                         Signature:                        Date: